                                                                    Exhibit 12.1

                              Computation of Ratios

                         CarrAmerica Realty Corporation

Calculation of Earnings:
------------------------
                                                                                Nine
                                                                               Months             Year Ended December 31,
                                                                               Ended     ----------------------------------------
                                                                              09/30/02   2001     2000     1999     1998     1997
                                                                              --------   ----     ----     ----     ----     ----
    Income from Continuing Operations before income taxes, minority
     interest, and gain on sale of assets and other provisions, net (as filed) 64,769   86,866   130,330  114,639   97,891   81,593
     Discontinued operations - Commons @ Los Colinas                                -   (7,208)   (5,629)  (3,832)  (1,037)       -
    Less:  Equity in earnings                                                  (5,889)  (9,322)   (7,596)  (5,167)   5,282     (655)
    Add:  Gain on sale of assets and other provisions, pre-tax                  9,057    2,964    55,047   55,453   47,701    5,420
                                                                             -------------------------------------------------------
    Pre-tax income from continuing ops. Before adjustment for minority
     interest and income from equity investees                                 67,937   73,300   172,152  161,093  149,837   86,358

    Additions:
     Fixed Charges
      Interest Expense                                                         73,139   82,547    98,348   89,057   71,419   51,528
      Capitalized Interest                                                      2,486    6,221    12,367   26,485   30,482   12,571
      Deferred Financing Costs                                                    434    1,069     1,841    1,915    1,911    2,138
                                                                             -------------------------------------------------------
                                                                               76,059   89,837   112,556  117,457  103,812   66,237

    Amortization of Cap'd Int (1)                                               1,749    2,270     2,114    1,805    1,143      381
    Distributed income of equity investees (2)                                  5,889    9,322     7,596    5,167   (5,282)     655

    Subtractions:
      Capitalized Interest                                                     (2,486)  (6,221)  (12,367) (26,485) (30,482) (12,571)

                                                                             -------------------------------------------------------
    Adjusted Earnings                                                         149,148  168,508   282,051  259,037  219,028  141,060
                                                                             -------------------------------------------------------

    Fixed Charges (from above)                                                 76,059   89,837   112,556  117,457  103,812   66,237
    Preferred Stock Dividends                                                  24,483   34,705    35,206   35,448   35,571   10,991

    Ratio of Earnings to Fixed Charges                                           1.96     1.88      2.51     2.21     2.11     2.13

    Ratio of Earnings to Fixed Charges                                           1.48     1.35      1.91     1.69     1.57     1.83
     and Preferred Stock Dividends

                            CarrAmerica Realty, L.P.

 Calculation of Earnings:
 ------------------------
                                                                                  Nine
                                                                                 Months            Year Ended December 31,
                                                                                 Ended     --------------------------------------
                                                                               9/30/2002   2001     2000    1999     1998    1997
                                                                               ---------   ----     ----    ----     ----    ----

    Income from Continuing Operations before income taxes, minority
     interest and gain on sale of assets and other provisions, net (as filed)     14,033   19,960   21,950  28,010   24,679  11,626
     Discontinued operations                                                           -   (8,026)  (6,498) (4,727)  (1,893)   (467)
    Less:  Equity in earnings                                                     (2,654)  (3,653)  (1,251)     (8)       -       -
    Add:  Gain on sale of assets and other provisions, pre-tax                    (1,009)  (7,435)  24,921   3,804    8,190   5,067
                                                                               -----------------------------------------------------
    Pre-tax income from continuing ops. Before adj. For MI and
     income from equity investees                                                 10,370      846   39,122  27,079   30,976  16,226

    Additions:
     Fixed Charges

      Interest Expense                                                            11,533   19,185   27,567  20,545   16,508   6,792
      Capitalized Interest                                                           196      761    2,341   5,177    4,894   2,909
      Amortized discounts or premium on debt                                           -        -        -       -        -       -
      Deferred Financing Costs                                                        41       54       54      54       14       -
                                                                               -----------------------------------------------------
                                                                                  11,770   20,000   29,962  25,776   21,416   9,701

     Amortization of Cap'd Int (3)                                                   313      413      394     335      206      84
     Distributed income of equity investees (4)                                    2,654    3,653    1,251       8        -       -

     Subtractions:

      Capitalized Interest                                                          (196)    (761)  (2,341) (5,177)  (4,894) (2,909)
                                                                               -----------------------------------------------------
    Adjusted Earnings                                                             24,911   24,151   68,388  48,021   47,704  23,102
                                                                               -----------------------------------------------------

    Fixed Charges (from above)                                                    11,770   20,000   29,962  25,776   21,416   9,701
    Preferred Stock Dividends                                                          -        -        -       -        -       -

    Ratio of Earnings to Fixed Charges                                              2.12     1.21     2.28    1.86     2.23    2.38

    Ratio of Earnings to Fixed Charges                                              2.12     1.21     2.28    1.86     2.23    2.38
     and Preferred Stock Dividends

(1) Represents an estimate of capitalized interest costs based on the Company's established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).

(2) Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions per the cash flow exceeded equity in earnings for each period.

(3) Represents an estimate of capitalized interest costs based on the Partnership's established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which the Company began significant development activity).

(4) Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions per the cash flow exceeded equity in earnings for each period.